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                                                                    EXHIBIT 10.8

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (the "AGREEMENT") is made as of the 8th day of April, 1997 by and between USA.NET, Inc., a Delaware corporation (the "COMPANY") and John W. Street ("EMPLOYEE"). This is the Non-Competition Agreement contemplated by that certain Series B Preferred Stock Purchase Agreement, dated as of the date hereof by and between the Company and American Express Travel Related Services, Inc. ("TRS") (the "PURCHASE AGREEMENT").

         WHEREAS, the Company and TRS have entered into the Purchase Agreement providing for the acquisition by TRS of the Shares (as defined in the Purchase Agreement);

         WHEREAS, Employee is a key management employee and stockholder of the Company;

         WHEREAS, in order to protect the value of the Shares (as defined in the Purchase Agreement) being acquired by TRS, TRS requires that Employee agree to certain restrictions on Employee's ability to compete with the Company in the future;

         WHEREAS, it is expected that Employee will personally benefit from the investment of TRS in the Company;

         WHEREAS, the Company, Employee and TRS desire that the transactions contemplated by the Purchase Agreement be consummated; and

         WHEREAS, pursuant to the terms and conditions of Sections 5.2 and 5.3 of the Purchase Agreement, Employee shall execute and deliver this Agreement to the Company prior to the Closing (as defined in the Purchase Agreement).

         NOW, THEREFORE, as inducement to TRS to proceed with the Closing and in consideration of such Closing and of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1. NON-COMPETITION. Employee agrees that he shall not, directly or indirectly, from the date commencing three (3) years after the date on which Employee's employment is terminated by Employee or the Company, whether as an owner, consultant, partner, joint venturer, stockholder, broker, agent, principal, trustee, licensor or in any capacity whatsoever (the "RESTRICTION PERIOD"): (a) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise which is competitive with the Company in the business of providing Internet E-mail services (the "BUSINESS"), or (b) engage in any other manner, in any business which is competitive with the Company in the Business as conducted by the Company at the time Employee's employment relationship with the Company is terminated; provided, however, that the acquisition or ownership of less than 5% of the outstanding shares of any corporation engaged in the Business will not constitute a violation of




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this Agreement. Employee agrees that during the Restricted Period, Employee shall not employ, or directly or indirectly solicit for employment or advise or recommend to any other person that he or she employ or solicit for employment, any person employed at that time by the Company, its parent, subsidiaries or affiliates.

2. JUDICIAL LIMITATION. In the event that any provision of this Agreement is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Such invalidity or unenforceability shall not affect any other terms herein but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Agreement shall for any reason be held to be excessively broad or of an overly long duration that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

3. INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of the Company and the value of the Shares to be protected under this Agreement, Employee understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Employee's breach of its obligations hereunder. Accordingly, Employee specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

4. WAIVER. The failure of the Company to enforce at any time any of the provisions of this Agreement or to require at any time performance by Employee of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

5. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

6. ASSIGNABILITY. This Agreement shall be freely assignable by the Company and shall inure to the benefit of its successors and assigns.

7. TERMINATION IN THE EVENT OF A CHANGE OF CONTROL. This Agreement shall terminate in the event of (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization,



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in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer"); provided, however, that TRS is not the acquiring party in such Acquisition or Asset Transfer.

8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts-of-laws rules.

9. AMENDMENTS. This Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



USA.NET, Inc.                                        EMPLOYEE:


By: /s/ JOHN W. STREET                                /s/ JOHN W. STREET
   -------------------------------                   --------------------------
                                                     John W. Street

Title:   President, CEO
      ----------------------------


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